Exhibit 21.1


              Subsidiary Companies of Life Sciences Research, Inc.



Name                                                            Jurisdiction
----                                                            -----------

Huntingdon Life Sciences Group plc                             England & Wales

Huntingdon Life Sciences Ltd.                                  England & Wales

Huntingdon Life Sciences Inc.                                  Delaware, USA

HIH Capital Ltd.                                               Jersey

HIH Ltd.                                                       England & Wales

HRC Ltd.                                                       England & Wales

Huntingdon Research Centre Ltd.                                England & Wales

Huntingdon Consulting Engineers Ltd.                           England & Wales

Huntingdon LSR Ltd.                                            England & Wales

Paragon Global Services Ltd.                                   England & Wales

Pathfinder Clinical Development Ltd.                           England & Wales

Pathfinder Nominees Ltd.                                       England & Wales

Life Sciences Research Ltd.                                    England & Wales

Aquatox Ltd.                                                   England & Wales

Huntingdon Life Sciences Co., Ltd.                             Japan